                                                                    EXHIBIT 3.57

                       The Commonwealth of Massachusetts

                Office of the Massachusetts Secretary of State

                      Michael Joseph Connolly, Secretary

                   One Ashburton Place, Boston, Mass.  02108

                           ARTICLES OF ORGANIZATION

                             (Under G.L. Ch. 156B)

                                 Incorporators


NAME                                         POST OFFICE ADDRESS
----

Include given name in full in case of natural persons; in case of a corporation, give state of incorporation.


William C. Sawyer                       15 Spring Hill Road
                                        Concord, MA  01742

The above-named incorporator(s) do hereby associate (themselves) with the intention of forming a corporation under the provisions of General Laws, Chapter 156B and hereby state(s):

1.   The name by which the corporation shall be known is:

           Gradient Corporation

2.   The purpose for which the corporation is formed is as follows:

     To provide environmental and management consulting and analytical services.

     To provide, deliver, assemble, manufacture, purchase, sell, pledge or otherwise deal in or dispose of any and all kinds of services, property, real and personal, tangible and intangible, anywhere in the world.

     To engage generally in any business which may lawfully be carried on by a corporation under Chapter 156B of the General Laws of Massachusetts, anywhere in the world.

*3. The name, number and par value, if any, of each class of stock which the corporation is authorized to issue are as follows.


-----------------------------------------------------------------------------------------------------------
                      WITHOUT PAR VALUE                             WITH PAR VALUE
-----------------------------------------------------------------------------------------------------------
  CLASS OF STOCK       NUMBER OF SHARES      NUMBER OF SHARES         PAR VALUE               AMOUNT
-----------------------------------------------------------------------------------------------------------
    Preferred

-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------
    Common                                        300,000                $.10                 $30,000
-----------------------------------------------------------------------------------------------------------

*4. If more than one class is authorized, a description of each of the different classes of stock, with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

          None

*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

          None

*6. Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

          See 2A attached.

                                     -2A-

     6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     (a) Meetings of the stockholders may be held anywhere within the United States.

     (b) No contract or other transaction of this corporation with any other person, corporation, association or partnership shall be affected or invalidated by the fact that (i) this corporation is a stockholder in such other corporation, association or partnership, or (ii) any one or more of the officers or directors of this corporation, association or partnership or (iii) any officer or director of this corporation, individually or jointly with others, is a party to or is interested in such contract or transaction. Any director of this corporation may be counted in determining the existence of a quorum at any meeting of the board of directors for the purpose of authorizing or ratifying any such contract or transaction, and may vote thereon, with like force and effect as if he were not so interested or were not an officer, director or partner of such other corporation, association or partnership.

     (c) The by-laws of the corporation may provide that the directors may, subject to the requirements of law, make, amend or repeal the by-laws in whole or in part, except with respect to any provision thereof which by law, these articles of organization or the by-laws, requires action by stockholders.

7. The by-laws of the corporation have been duly adopted and the initial directors, president, treasurer and clerk whose names are set out below have been duly elected.

8. The effective date of organization of the corporation shall be the date of filing with the Secretary of the Commonwealth or if later date is desired, specify date (not more than 30 days after the date of filing.)

9. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

     a. The post office address of the initial principal office of the corporation of Massachusetts is:

          101 Avalon Road, Newton, MA  02168

     b. The name, residence, and post office address of each of the initial directors and following officers of the corporation are as follows:

                NAME                   RESIDENCE                    POST OFFICE ADDRESS
President: Brian L. Murphy             101 Avalon Road                     Same
                                       Newton, MA  02158

Treasurer: Neil Shigrin                59 Rice Road                        Same
                                       Wayland, MA  01778

Clerk/Secretary:  Neil Shigrin         59 Rice Road                        Same
                                       Wayland, MA  01778

Clerk/Assistant Secretary: William     15 Spring Hill Road                 Same
 C. Sawyer                             Concord, MA  01742

Directors:  Brian L. Murphy            101 Avalon Road                     Same
                                       Newton, MA  02158

       Neil Shigrin                    59 Rice Road                        Same
                                       Wayland, MA  01778

       c. The date initially adopted on which the corporation's fiscal year ends is:

               September 30th

       d. The date initially fixed in the by-laws for the annual meeting of stockholders of the corporation is:

               Third Tuesday in November

       e. The name and business address of the resident agent, if any, of the corporation is:

IN WITNESS WHEREOF and under the penalties of perjury the INCORPORATOR(S) sign(s) these Articles of Organization this 13th day of March, 1985.


                             /s/ William C. Sayer
       --------------------------------------------------------------------

       ____________________________________________________________________

       ____________________________________________________________________

The signature of each incorporator which is not a natural person must be an individual who shall show the capacity in which he acts and by signing shall represent under the penalties of perjury that he is duly authorized on its behalf to sign these Articles of Organization.

                       The Commonwealth of Massachusetts

                Office of the Massachusetts Secretary of State
                      Michael Joseph Connolly, Secretary
               One Ashburton Place, Boston, Massachusetts  02108

                             ARTICLES OF AMENDMENT

                    General Laws, Chapter 156B, Section 72

                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2857447


I, Jean P. Gosselin,                                      President and Clerk of

          Gradient corporation
--------------------------------------------------------------------------------
                          (EXACT Name of Corporation)


located on:          44 Brattle Street, Cambridge, Massachusetts
            -----------------------------------------------------------------
                    (MASSACHUSETTS Address of Corporation)


do hereby certify that these ARTICLES OF AMENDMENT affecting Articles NUMBERED:
3 and 4
---------

(increasing shares of authorized stock and establishing 2 classes of stock)
---------------------------------------------------------------------------

of the Articles of Organization were duly adopted at a meeting of the stockholders held on June 25, 1993, by vote of:

220,000 shares of common stock out of 220,000 shares outstanding,
-------           ------------        -------

_______ shares of __________ out of _________ shares outstanding, and

_______ shares of __________ out of _________ shares outstanding.

[CROSS OUT INAPPLICABLE CLAUSE]

being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

_______________________________________________

The total presently authorized as:


WITHOUT PAR VALUE STOCKS
-----------------------------------
TYPE              NUMBER OF SHARES
-----------------------------------

------------------------
COMMON            None
------------------------
PREFERRED         None
------------------------


                             WITH PAR VALUE STOCKS
----------------------------------------------------------------------------
TYPE                      NUMBER OF SHARES                      PAR VALUE
----------------------------------------------------------------------------
COMMON                    300,000                                $.10
----------------------------------------------------------------------------
PREFERRED                 None
----------------------------------------------------------------------------

CHANGE the total authorized to:

WITHOUT PAR VALUE STOCKS
-------------------------------------------------
TYPE                        NUMBER OF SHARES
-------------------------------------------------
COMMON                            None
-------------------------------------------------
PREFERRED                         None
-------------------------------------------------


                             WITH PAR VALUE STOCKS
---------------------------------------------------------------------------
TYPE                      NUMBER OF SHARES              PAR VALUE
---------------------------------------------------------------------------
COMMON
Class A Voting            275,000                       $.10
Class B Nonvoting         125,000                       $.10
---------------------------------------------------------------------------
PREFERRED                 None
---------------------------------------------------------------------------

The provisions in Article 4 of the Articles of Organization are hereby amended to read as follows:

"4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the presences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

Except as specifically required by law, shares of Class B Nonvoting common stock shall not entitle the holder thereof to any vote whatsoever, and the holders of such shares shall not be entitled to notice of, or participate in, the meetings of the stockholders of the corporation. Except as otherwise required by law, all voting rights shall be vested exclusively in the outstanding shares of Class A Voting common stock, and each share shall entitle the holder thereof to one
(1) vote per share. Subject to the foregoing, shares of Class A Voting common stock and Class B Nonvoting common stock shall have the same preferences, qualifications, rights and privileges."

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. LATER EFFECTIVE DATE:
____________________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 25th day of June, in the year 1993.

           /s/ Jean P. Gosselin                         President and Clerk
     ---------------------------------------------------
           Jean P. Gosselin

     __________________________________________________________

     __________________________________________________________

                                       5